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                                                                    EXHIBIT 10.2

                              GUARANTY AGREEMENT


        This is a Guaranty Agreement (the "Guaranty"), dated as of the __ day of October, 1996, made by SI Diamond Technology, Inc., a Texas corporation ("SIDT")
in favor of                       ("Lender").

                                   RECITALS

        SIDT is the owner of all of the outstanding capital stock of Diamond Tech One, Inc., a Delaware corporation ("DTO"). In order to induce Lender to make a loan in the amount of $250,000 to DTO (the "Loan"), SIDT is willing to guaranty the obligations of DTO to Lender and to grant Lender a warrant to purchase 50,000 shares of SIDT common stock (par value $ .001 per share) (the "Warrant").

        In consideration of the Lender making the Loan to DTO, SIDT agrees:

        1. SIDT irrevocably and unconditionally guarantees the full and prompt payment when due of the principal of and interest on the Loan and of all other obligations and liabilities under the Loan and Security Agreement to be entered into between DTO and Lender.

        2. Simultaneously with the funding of the Loan, SIDT shall issue and deliver the Warrant to Lender.

        3. SIDT represents and warrants to the Lender that this Guaranty and the Warrant have been duly authorized by the Board of Directors of SIDT as evidenced by the Certificate of Corporate Resolutions attached hereto.

        Dated at Austin, Texas this ___ day of October, 1996.

                                                SI DIAMOND TECHNOLOGY, INC.


                                                By:________________________
                                                   President

                                                Attest:____________________
                                                       Secretary